Exhibit 99.2
WEBMD HEALTH CORP.
ANNUAL MEETING OF STOCKHOLDERS
September 25, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints each of Mark D. Funston, Lewis H. Leicher and Douglas W. Wamsley as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2009 Annual Meeting of Stockholders of WEBMD HEALTH CORP., to be held at W NEW YORK – Union Square, 201 Park Avenue South, New York, New York 10003, on September 25, 2009, at 9:30 a.m, Eastern time, and at any adjournment or postponement thereof, on the matters set forth below and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.
     WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AND NOMINEES SET FORTH BELOW.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
☒ Please mark your votes as in this example.
The Board of Directors recommends a vote FOR Proposal 1, FOR the election of each of the director nominees listed in Proposal 2 and FOR Proposals 3 and 4.

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger, dated June 17, 2009, between HLTH Corporation and WebMD, and to approve the transactions contemplated by that agreement, including the merger.	☐	☐	☐

			WITHHOLD	FOR ALL
			AUTHORITY	EXCEPT
		FOR ALL	FOR ALL	(See instructions
		NOMINEES	NOMINEES	below)
2.	To elect the persons listed below to each serve a three-year term as a Class I director.	☐	☐	☐

NOMINEES:

	O Mark J. Adler, M.D.	.

O Neil F. Dimick

O James V. Manning

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●)

		FOR	AGAINST	ABSTAIN
3.	To ratify and approve an amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 1,100,000 shares, to a total of 15,600,000 shares.	☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2009.	☐	☐	☐
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement/Prospectus.

Signature:	Signature:

Date:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please print the full corporate name and the full title of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and the full title of the duly authorized person executing on behalf of the partnership.